                                                                    Exhibit 99.1


[VERSO TECHNOLOGIES LOGO]


AUGUST 6, 2003

VERSO REPORTS SECOND QUARTER 2003 RESULTS

REVENUE AND EBITDA ARE BETTER THAN EXPECTED; COMPANY POSTS OPERATING INCOME.


ATLANTA -- (AUGUST 6, 2003) -- Verso Technologies, Inc. (Nasdaq: VRSO), an integrated communications solutions company, today announced its financial results for the second quarter of 2003.

Revenue for the second quarter of 2003 was $15.9 million, and EBITDA from continuing operations (income from continuing operations before interest, taxes, depreciation, amortization of intangibles, and amortization of deferred compensation) was $1.0 million. The company had operating income from continuing operations of $73,000 and the net loss was $391,000, or $0.00 per share.

Steve Odom, Verso's chairman and chief executive officer commented, "The second quarter was the first tangible confirmation that our long-term strategy is working. With the Clarent acquisition closing in the first quarter, the second quarter marked the first full quarter with integrated results. We are very pleased with our results across virtually all operational metrics. The $15.9 million in revenue is a record for Verso and we were able to reach positive operating income even as we focused on integrating Clarent and finalizing the MCK acquisition. This marked the seventh consecutive quarter in which Verso was EBITDA positive. In addition, the company generated $1.7 million in net cash from continuing operating activities."

Odom continued, "We are now beginning to see the benefits of cross-selling the Clarent solution to the Verso customer base and leveraging the Clarent customer base and distribution channel for Verso's solutions. In addition, we are now in a position to compete aggressively on a complete solution for new customer acquisition. Upon the completion of the MCK acquisition, which we expect to close in the third quarter, we will have a unique offering for the markets we serve. We look forward to continuing to integrate the assets we have acquired to position Verso for the future."

"As we have continued to execute on our strategy," Odom continued, "we are getting the recognition we have worked so hard to achieve. This is evidenced by the increase in investor interest in our stock as well as our inclusion in the Russell 2000."

INCOME STATEMENT HIGHLIGHTS

The following summarizes the company's results for the second quarter ended June 30, 2003 as compared to the first quarter of 2003 and the second quarter of 2002 for continuing operations:

- For the quarter ended June 30, 2003, revenue was $15.9 million compared with $13.0 million for the first quarter of 2003, and $11.7 million for the second quarter of 2002. The increase in revenue is attributable to the addition of the Clarent operation in the middle of the first quarter of 2003.

- Operating income from continuing operations was $73,000 for the second quarter of 2003, compared with a loss of $794,000 in the first quarter of 2003 and a loss of $635,000 in the second quarter of 2002.

- EBITDA for the second quarter of 2003 was $1.0 million, compared with $246,000 for the first quarter of 2003 and $897,000 for the second quarter of 2002. EBITDA for the second quarter of 2002 included $345,000 of other income as compared to only $9,000 for the first and
      second quarters of 2003.   EBITDA was better than expected for the
      second quarter of 2003 primarily due to better than expected revenue and gross margin performance. Gross margin in the second quarter of 2003 was unusually high at 60%, due to a greater portion of carrier revenue (58% of total) this quarter versus the last quarter (52%) as well as a few sales which carried high gross margin. The gross margin achieved in the quarter is not representative of the company's expectations going forward. The company expects gross margin to be between 57-58% for future quarters.

Net loss for the second quarter of 2003 was $391,000, or $0.00 per share, compared with a net loss of $1.1 million, or $0.01 per share, for the first quarter of 2003. Net loss for the second quarter of 2002 was $599,000, or $0.01 per share.

BALANCE SHEET HIGHLIGHTS

As of June 30, 2003, the company had approximately $1.2 million in cash and cash equivalents, approximately $430,000 in restricted cash and approximately $2.8 million outstanding under its line of credit. This compares favorably to the first quarter of 2003, when Verso had approximately $269,000 in cash and equivalents, $419,000 in restricted cash and approximately $2.2 million outstanding under its line of credit.

In July 2003, Verso received cash proceeds of $1.1 million from the exercise of options and warrants and $1.6 million from the early retirement of notes receivable from shareholders. These funds have been used to repay in full the line of credit as of July 31, 2003. Cash and cash equivalents and restricted cash were $460,000 and $430,000 respectively, as of July 31, 2003.

CASH FLOW HIGHLIGHTS

In the second quarter of 2003, the net cash provided by continuing operating activities was $1.7 million. This compares to cash consumption of $1.5 million in the first quarter of 2003. The improvement is the result of the significant reduction in the net loss from continuing operations as well as the net reduction in working capital components, most significantly inventory.

MCK COMMUNICATIONS UPDATE

On April 21, 2003, Verso and MCK Communications entered into a definitive agreement and plan of merger. Pursuant to that, Verso filed a registration statement on Form S-4 with the SEC on July 8, 2003, to register the shares to be issued in connection with the acquisition of MCK Communications. The company is waiting for comments from the SEC. Verso expects the acquisition to close before the end of the third quarter of 2003.

Verso will hold a conference call today at 5:00 pm EDT to discuss the company's second quarter results. Investors are invited to listen to a live webcast of the conference call which can be accessed through the investor section of the Verso website, www.verso.com, or at www.streetevents.com. To listen to the call, please go to the website at least 15 minutes early to
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download and install any necessary audio software. For those who are unable to listen to the live broadcast, the conference call will be archived on Verso's website for 30 days. A telephone replay of the call will be available from 8:30 p.m. EDT on August 6, 2003 through close of business August 13, 2003 by dialing
(800) 475-6701, passcode 693515.


ABOUT VERSO TECHNOLOGIES

Verso is a leading provider of next generation communication solutions for carriers and enterprises who want to lower their communication infrastructure costs and enhance service capabilities without sacrificing reliability, scalability and quality of service. With an extensive solutions portfolio that extends from the core to the edge of a network, Verso enables customers to leverage legacy technology investments towards converged networks that are faster and more cost-effective to deploy and easier and more flexible to manage. Verso solutions are currently deployed in thousands of customer networks in over 130 countries around the world. For more information, contact the company at www.verso.com or call 678.589.3500.

EARNINGS MEASUREMENT QUALITY

EBITDA from continuing operations as presented in this press release is not a measure of performance under generally accepted accounting principles and is not calculated identically by all companies. Therefore, the presentation in this press release may not be comparable to those disclosed by other companies. The company utilizes EBITDA (loss from continuing operations before interest, taxes, depreciation, amortization of intangibles and amortization of deferred compensation) as a measure of performance because it believes that it more accurately depicts how the business is currently performing than does net income. Items such as depreciation and amortization are more appropriately associated with the historical operations of the business, i.e., existing asset base and the implications of purchase accounting for acquisitions. Interest expense is associated primarily with the company's financing decisions, rather than current operations. The company believes that EBITDA from continuing operations provides investors with an indication of the cash produced from the company's operations.

FORWARD LOOKING STATEMENTS

Certain statements contained in this release that are not statements of historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words - "believe", "expect", "anticipate", "intend", "will", and similar expressions are examples of words that identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future financial position, timing of future orders, business strategy and expected cost savings. These forward-looking statements are based on our current beliefs, as well as assumptions we have made based upon information currently available to us.

INVESTOR CONTACT:
Monish Bahl
Director of Investor Relations
Verso Technologies, Inc.
678-589-3579
Monish.Bahl@verso.com

MEDIA CONTACT:
Mary Frances Jones
Director of Marketing
Verso Technologies, Inc.
678-589-3575
MaryFrances.Jones@verso.com
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                            VERSO TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                        (in thousands, except share data)


                                                            FOR THE THREE MONTHS ENDED JUNE 30,  FOR THE SIX MONTHS ENDED JUNE 30,
                                                                  2003              2002              2003              2002
                                                              ------------      ------------      ------------      ------------

Revenue                                                             15,858            11,671            28,855            23,665
Cost of Revenue                                                      6,324             4,793            11,749             9,742
                                                              ------------      ------------      ------------      ------------
    Gross profit                                                     9,534             6,878            17,106            13,923

Operating expenses:
  General & administrative                                           3,927             2,996             7,248             6,108
  Sales and marketing                                                2,201             1,866             4,092             3,631
  Research and development                                           2,383             1,464             4,279             3,139
  Depreciation                                                         543               716             1,196             1,478
  Amortization of intangibles                                          213               147               425               289
  Amortization of deferred compensation                                194               324               393               648
  Reorganization costs                                                  --                --               194                --
                                                              ------------      ------------      ------------      ------------
    Total operating expenses                                         9,461             7,513            17,827            15,293

                                                              ------------      ------------      ------------      ------------
       Operating income (loss) from continuing operations               73              (635)             (721)           (1,370)
                                                              ------------      ------------      ------------      ------------

Other (expense) income, net:

  Other income                                                           9               345                18               431

  Equity in loss of investment                                         (19)               --               (52)               --

  Interest expense, net                                               (454)             (309)             (761)             (519)
                                                              ------------      ------------      ------------      ------------
Other (expense) income, net:                                          (464)               36              (795)              (88)
                                                              ------------      ------------      ------------      ------------

Loss from continuing operations before income taxes                   (391)             (599)           (1,516)           (1,458)

Income taxes                                                            --                --                --                --
                                                              ------------      ------------      ------------      ------------

      Loss from continuing operations                                 (391)             (599)           (1,516)           (1,458)

  Loss from discontinued operations                                     --                --                --              (331)
                                                              ------------      ------------      ------------      ------------

        Net Loss                                              $       (391)     $       (599)     $     (1,516)     $     (1,789)
                                                              ============      ============      ============      ============

Net loss per common share - basic and diluted:

  Loss from continuing operations                             $      (0.00)     $      (0.01)     $      (0.02)     $      (0.02)
  Loss from discontinued operations                                     --                --                --                --
                                                              ------------      ------------      ------------      ------------
Net loss per common share - basic and diluted                 $      (0.00)     $      (0.01)     $      (0.02)     $      (0.02)
                                                              ============      ============      ============      ============

Weighted average shares outstanding - basic and diluted         91,062,189        78,254,493        90,246,011        78,069,301
                                                              ============      ============      ============      ============


          RECONCILIATION OF LOSS FROM CONTINUING OPERATIONS TO EBITDA


                                                 FOR THE THREE MONTHS ENDED JUNE 30,       FOR THE SIX MONTHS ENDED JUNE 30,
                                                       2003                 2002                 2003                 2002
                                                    -------              -------              -------              -------

Loss from continuing operations                     $  (391)             $  (599)             $(1,516)             $(1,458)
Add back:
  Interest                                              454                  309                  761                  519
  Taxes                                                  --                   --                   --                   --
  Depreciation                                          543                  716                1,196                1,478
  Amortization of intangibles                           213                  147                  425                  289
  Amortization of deferred compensation                 194                  324                  393                  648
                                                    -------              -------              -------              -------
EBITDA from continuing operations                   $ 1,013              $   897              $ 1,259              $ 1,476
                                                    =======              =======              =======              =======


                          SELECTED BALANCE SHEET ITEMS

                                                       June 30, 2003      December 31, 2002
                                                     ------------------   ------------------

Cash and cash equivalents                                      $ 1,207              $ 1,294
Restricted cash                                                    430                  300
Accounts receivable, net                                        14,711               10,909
Total current assets                                            28,931               17,917
Goodwill and other intangibles, net                             16,251               16,356
Total assets                                                    49,871               39,835
Working capital                                                  5,615                1,849
Line of credit                                                   2,848                  800
Total current liabilities                                       23,316               16,068
Total liabilities                                               32,067               22,201
Total shareholders' equity                                    $ 17,804             $ 17,634